Exhibit 99.1
2011 Annual Meeting of Shareholders May 11, 2011

Forward Looking Statements Information in this presentation may contain forward looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Forward looking statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of the Company's customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, or general economic conditions. Additional factors are discussed in the Company's filings with the SEC, including without limitation, Forms 10-K, 10-Q and 8-K. NewBridge Bancorp undertakes no obligations to revise these statements following the date of this presentation.

Company Profile Ticker: NBBC Assets: $1.8 billion Branch locations: 30* Tangible book value: $6.69 Price-to-tangible book: 74% Common equity-to-assets: 6.12% Risk-weighted capital: 14.02% *NewBridge Bank will close on the sale of its Harrisonburg VA office on May 20, 2011.

Business Environment Economy High unemployment Sluggish economic growth Depressed real estate values Low consumer confidence Regulation Dodd-Frank Act will usher in sweeping changes for banks Overdraft/NSF fee income reduced by Regulation E Debit card interchange income could further impact banks Industry Continuing consolidation Capital issues (private equity, platform banks)

Financial Highlights Profitable in each of the last six quarters Capital and liquidity measures remain strong and above regulatory minimums Reduced credit costs and managed problem assets Provision expense declined $14.5 million over 2009 Nonperforming loans declined 47% since peak (excluding changes in troubled debt restructures) Repositioned the balance sheet Net interest margin improved over 100 basis points to greater than 4.00% Core deposits comprise 68% of total deposits Improved efficiencies

Financial Performance Ramsey Hamadi Chief Financial Officer

2010 Results Net income improves $18.5 million to $3.4 million Pre-tax net income increases $29.9 million Net interest income expands $10.1 million Provision expense declines $14.5 million Non-interest expense lower by $5.0 million Regulatory capital levels steadily rise

Six Quarters - Net Income

Net Interest Margin and Core Deposits

Provision Expense Provision Expense

"Well" Capitalized - Total and Tier One

Asset Quality Wes Budd Chief Credit Officer

Improve Asset Quality Non-performing assets decline 11.3% since Q1 2010 peak Total past dues decline 36% since Q1 2010 peak Credit-related losses total $123mm or 7.6% of peak loan levels Impaired loans have been written down by 20% Reserve balance to retained loans is 2.32% as of 3/31/11 92% of reserves are general

Credit Quality Measures Non-Performing Assets

Credit Quality Measures Charged-Off Loans

Credit Management Strategies Robust Loan Review Process Appraisal function is independent from production Centralized construction administration Centralized retail and small business underwriting Fully automated commercial loan origination platform Loan portfolio concentration monitored at market level and product level

Controlling Expense Robin Hager Chief Resource Officer

Improve Efficiencies Franchise Validation Plan developed and implemented Reduced branches from 42 to 30* August 2010 core processing system conversion Significant expense savings Increased functionality Reduced staff from 690 to 488 Improved core efficiency from 84% to 65% *NewBridge Bank will close on the sale of its Harrisonburg VA office on May 20, 2011.

Reduce Non-Interest Expense

Sales and Service David Barksdale Chief Banking Officer

Increase Non-Interest Income Mortgage Banking 2010 integration of Bradford Mortgage Mortgage banking revenue increased 262% to $2.4 million Further expansion as mortgage industry continues to change Wealth Management Investment Service and Trust fee income increased $400,000 Finished 2010 ranked #16 nationally with Raymond James New Wealth Management team hired in 1Q of 2011 Assets under management grew 50%

Banking Group Initiatives Performance Culture Client-centric sales and service behaviors and activities Consistent approach developed by NewBridge Bank associates Line of Business Approach Traditional retail and commercial banking Private Banking Wealth Management and Mortgage Banking Loan Production Offices Efficient method to grow franchise by hiring experienced banking professionals Allows for analysis of market demographics Operating Plan Focus

2011 Operating Plan LEAD (leadership, execution, accountability, differentiation) Enhance Asset Quality Grow Quality, Profitable Relationships Improve Efficiencies THRIVE!

Closing Comments Pressley Ridgill Chief Executive Officer

Stock Performance

Summary Thriving community bank with critical mass Improving asset quality No immediate capital needs Pursuing organic growth and expansion through LPO's/acquisition Continual improvement in efficiencies Team of bankers committed to executing our Strategic Vision and Mission

Questions and Comments In accordance with the Rules of Conduct, each shareholder or proxyholder will have a maximum of three minutes to ask questions or make comments. After you are recognized, proceed to the microphone. Please identify yourself by stating your name and whether you are a shareholder or hold the proxy for a shareholder. Please direct all questions and comments to the Chairman of the meeting or the President and Chief Executive Officer of the Company.

2011 Annual Meeting of Shareholders May 11, 2011